UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

☒    Filed by Registrant

Check the appropriate box
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

Mammoth Energy Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☒    No fee required

☐    Fee paid previously with written preliminary materials

☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VOTE

Online

Go to **www.investorvote.com/TUSK** or scan the QR code – login details are located in the shaded bar below.

Votes submitted electronically must be received by June 28, 2022 11:59 P.M., (Central Time)

Notice of Annual Meeting of Stockholders

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Mammoth Energy Services, Inc. to be Held on June 29, 2022

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 Proxy Statement, 2021 Annual Report and Proxy card are available at:

www.investorvote.com/TUSK

Easy Online Access — View your proxy materials and vote.

Step 1: Go to **www.investorvote.com/TUSK.**
Step 2: Click on the icon on the right to view meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selections as instructed on each screen for your delivery preferences.
Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before June 16, 2022 to facilitate timely delivery.

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